                                                                       Exhibit 4

                                     364 DAY
                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 25, 1998,

                       AS AMENDED AS OF SEPTEMBER 24, 1999

                                      AMONG

                              HCR MANOR CARE, INC.,

                                MANOR CARE, INC.,

                     BANK OF AMERICA, NATIONAL ASSOCIATION,

                            AS ADMINISTRATIVE AGENT,

                            THE CHASE MANHATTAN BANK,

                              AS SYNDICATION AGENT,

                                DEUTSCHE BANK AG,

                             AS DOCUMENTATION AGENT,

                                       AND

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                   ARRANGED BY

                        BANK OF AMERICA SECURITIES, LLC,

                                AS LEAD ARRANGER

                                       AND

                              CHASE SECURITIES INC.

                                       AND

                            DEUTSCHE BANC ALEX.BROWN,

                                 AS CO-ARRANGERS

                               FIRST AMENDMENT TO
                            364 DAY CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO 364 DAY CREDIT AGREEMENT is made and dated as of September 24, 1999 (the "FIRST AMENDMENT") among HCR MANOR CARE, INC., a Delaware corporation (the "COMPANY"), MANOR CARE, INC., a Delaware corporation ("MANOR CARE"; Manor Care and the Company are collectively called the "BORROWERS" and are each individually called a "BORROWER"), the financial institution's party to the Credit Agreement referred to below, and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (the "AGENT"), and amends that certain 364 Day Credit Agreement dated as of September 25, 1998 (as amended or modified from time to time, the "CREDIT AGREEMENT").

                                    RECITALS
                                    --------

         WHEREAS, the Borrowers have requested that the Agent and the Banks amend certain provisions of the Credit Agreement, and the Agent and the Banks are willing to do so, on the terms and conditions specified herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. TERMS. All terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

         2. AMENDMENTS. The Credit Agreement is hereby amended as follows:

                  2.1 AMENDMENTS TO COVER PAGE. The cover page of the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereof.

                  2.2 AMENDMENTS TO SECTION 1.1.

                  (a) The chart that appears in the definition of the term "Applicable Facility Fee Rate" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        -----------------------------------------------------------------------
        Level        Leverage Ratio                               Applicable
        -----        --------------                            Facility Fee Rate
                                                               -----------------
        -----------------------------------------------------------------------

        Level 1      (less than) 1.50                                0.125%
        -----------------------------------------------------------------------

        Level 2      (greater than or equal to) 1.50
                         but (less than) 2.00                        0.150%
        -----------------------------------------------------------------------

        -----------------------------------------------------------------------
        Level        Leverage Ratio                               Applicable
        -----        --------------                            Facility Fee Rate
                                                               -----------------
        -----------------------------------------------------------------------

        Level 3      (greater than or equal to) 2.00
                         but (less than) 2.50                        0.175%
        -----------------------------------------------------------------------

        Level 4      (greater than or equal to) 2.50
                         but (less than) 3.00                        0.200%
        -----------------------------------------------------------------------

        Level 5      (greater than or equal to) 3.00                 0.225%
        -----------------------------------------------------------------------

                  (b) The chart that appears in the definition of the term "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        ---------------------------------------------------------------------------------

        Level        Leverage Ratio                                   Applicable Offshore
        -----        --------------                                       Rate Margin
                                                                          -----------
        ---------------------------------------------------------------------------------

        Level 1      (less than) 1.50                                            +0.500%
        ---------------------------------------------------------------------------------

        Level 2      (greater than or equal to) 1.50 but (less than) 2.00        +0.600%
        ---------------------------------------------------------------------------------

        Level 3      (greater than or equal to) 2.00 but (less than) 2.50        +0.700%
        ---------------------------------------------------------------------------------

        Level 4      (greater than or equal to) 2.50 but (less than) 3.00        +0.925%
        ---------------------------------------------------------------------------------

        Level 5      (greater than or equal to) 3.00                             +1.275%
        ---------------------------------------------------------------------------------


                  (c) There shall be added to Section 1.1 of the Credit Agreement a new definition of the term "Applicable Utilization Fee Rate" reading in its entirety as follows:

                  "APPLICABLE UTILIZATION FEE RATE" means a rate per annum determined by reference to the Leverage Ratio as follows:

        -------------------------------------------------------------------------------------------------
        Level            Leverage Ratio                                           Applicable Utilization
        -----            --------------                                                  Fee Rate
                                                                                         --------
        -------------------------------------------------------------------------------------------------
        Level 1          (less than) 1.50                                                 +0.100%
        -------------------------------------------------------------------------------------------------

        Level 2          (greater than or equal to) 1.50 but (less than) 2.00             +0.125%
        -------------------------------------------------------------------------------------------------

        Level 3          (greater than or equal to) 2.00 but (less than) 2.50             +0.125%
        -------------------------------------------------------------------------------------------------

        Level 4          (greater than or equal to) 2.50 but (less than) 3.00             +0.125%
        -------------------------------------------------------------------------------------------------


        -------------------------------------------------------------------------------------------------
        Level            Leverage Ratio                                           Applicable Utilization
        -----            --------------                                                  Fee Rate
                                                                                         --------
        -------------------------------------------------------------------------------------------------
        Level 5          (greater than or equal to) 3.00                                  +0.125%
        -------------------------------------------------------------------------------------------------

                  The Applicable Utilization Fee Rate shall be effective from and including the date on which the Agent receives a Compliance Certificate to but excluding the date on which the Agent receives the next Compliance Certificate; PROVIDED, HOWEVER, that if the Agent does not receive a Compliance Certificate by the date required by SECTION 5.1, the Applicable Utilization Fee Rate shall, effective as of such date, be Level 5 to but excluding the date the Agent receives such Compliance Certificate.

                  (d) The first parenthetical phrase in the definition of the term "Interest Period" in Section 1.1 of the Credit Agreement is hereby amended by deleting the words "or twelve" therefrom.

                  (e) The definition of the term "Revolving Termination Date" in
Section 1.1 of the Credit Agreement is hereby amended by deleting the date "September 24, 1999" from clause (a) thereof and replacing it with the date "September 22, 2000."

                  2.3 AMENDMENT TO SECTION 2.9. Clause (c) of Section 2.9 of the Credit Agreement is hereby amended by deleting ".05 of 1% (one percent) of" and replacing it with "the Applicable Utilization Fee Rate times".

                  2.4 AMENDMENTS TO SECTION 5.5. Section 5.5 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "5.5 FINANCIAL INFORMATION

                           (a) The audited consolidated balance sheet as of
                  December 31, 1998 and the related consolidated statements of income, of shareholders equity and of cash flow for the fiscal year then ended, of the Company and its Subsidiaries, audited by Ernst & Young LLP have been prepared in accordance with GAAP consistently applied (except as disclosed therein) throughout the period involved, present fairly the financial position of the Company and such Subsidiaries as of the date applicable and the results of their operations and cash flows for the period then ended and show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                           (b) The unaudited consolidated balance sheet as of
                  June 30, 1999 and the related consolidated statements of income, of shareholders equity and of cash flow for the fiscal quarter then ended of the Company and its Subsidiaries have been prepared in accordance with GAAP consistently applied (except as disclosed therein) throughout the period involved and present fairly the financial position of the Company and its Subsidiaries as of the date applicable and results their operations and cash flows for the period then ended."

                  2.5 AMENDMENT TO SECTION 5.6. Section 5.6 of the Credit Agreement is hereby amended by deleting the date "December 31, 1997" and replacing it with "December 31, 1998."

                  2.6 AMENDMENT TO SCHEDULE 2.1. Schedule 2.1 to the Credit Agreement is hereby amended and restated to read as set forth on Schedule 2.1 hereof.

         3. REPRESENTATIONS AND WARRANTIES. The Borrowers represent and warrant to the Agent and the Banks that, on and as of the date hereof, and after giving effect to this First Amendment:

                  3.1 AUTHORIZATION. The execution, delivery and performance by the Borrowers of this First Amendment have been duly authorized by all necessary corporate action, and this First Amendment has been duly executed and delivered by the Borrowers.

                  3.2 BINDING OBLIGATION. This First Amendment constitutes the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  3.3 NO LEGAL OBSTACLE TO AMENDMENT. The execution, delivery and performance of this First Amendment will not (a) contravene the Organization Documents of either Borrower; (b) constitute a breach or default under any material Contractual Obligation or violate or contravene any law or governmental regulation or court decree or order binding on or affecting either Borrower which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

(c) result in, or require the creation or imposition of, any Lien on any of either Borrower's properties. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Borrowers of this First Amendment, or the transactions contemplated hereby.

                  3.4 INCORPORATION OF CERTAIN REPRESENTATIONS. After giving effect to the terms of this First Amendment, the representations and warranties of the Company set forth in Article V of the Credit Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, except as to such representations made as of an earlier specified date.

                  3.5 DEFAULT. No Default or Event of Default under the Credit Agreement has occurred and is continuing.

         4. CONDITIONS, EFFECTIVENESS. The effectiveness of this First Amendment shall be subject to the compliance by the Borrowers with their agreements herein contained, and to the delivery of the following to Agent in form and substance satisfactory to Agent:

                  4.1 AUTHORIZED SIGNATORIES. A certificate, signed by the Secretary or an Assistant Secretary of each of the Borrowers and dated the date of this First Amendment, as to the incumbency of the person or persons authorized to execute and deliver this First Amendment and any instrument or agreement required hereunder on behalf of the Borrowers.

                  4.2 NOTES. A Note in favor of each Bank duly executed by the Borrowers.

                  4.3 GUARANTOR AFFIRMATION. An acknowledgment and reaffirmation letter in the form of EXHIBIT B hereto duly executed by each party to the Guaranty (a "Guarantor").

                  4.4 LEGAL OPINIONS. An opinion of counsel to the Borrowers and the Guarantor, addressed to the Agent and the Banks, in a form reasonably satisfactory to the Agent.

                  4.5 OTHER EVIDENCE. Such other evidence with respect to the Borrowers or any other person as the Agent or any Bank may reasonably request to establish the consummation of the trans-actions contemplated hereby, the taking of all corporate action in connection with this First Amendment and the Credit Agreement and the compliance with the conditions set forth herein.

         5.       MISCELLANEOUS.

                  5.1 EFFECTIVENESS OF THE CREDIT AGREEMENT AND THE NOTES. Except as hereby expressly amended, the Credit Agreement shall each remain in full force and effect and is hereby ratified and confirmed in all respects on and as of the date hereof.

                  5.2 WAIVERS. This First Amendment is limited solely to the matters expressly set forth herein and is specific in time and in intent and does not constitute, nor should it be construed as, a waiver or amendment of any other term or condition, right, power or privilege under the Credit Agreement or under any agreement, contract, indenture, document or instrument mentioned therein; nor does it preclude or prejudice any rights of the Agent or the Banks thereunder, or any exercise thereof or the exercise of any other right, power or privilege, nor shall it require the Majority Banks to agree to an amendment, waiver or consent for a similar transaction or on a future occasion, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Credit Agreement, constitute a waiver of any other right, power, privilege or default of the same or of any other term or provision.

                  5.3 COUNTERPARTS. This First Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This First Amendment shall not become effective until the Borrowers, the Agent and the Majority Banks shall have signed a copy hereof and the same shall have been delivered to the Agent. Delivery of an executed counterpart of a signature page to this First Amendment should be effective as delivery of a manually executed counterpart of this First Amendment.

                  5.4 GOVERNING LAW. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  5.5 SEVERABILITY. The illegality or unenforceability of any provision of this First Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this First Amendment or any instrument or agreement required hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                         HCR MANOR CARE, INC.



                         By: ___________________________
                         Title: ________________________


                         MANOR CARE, INC.


                         By: ___________________________
                         Title: ________________________


                         BANK OF AMERICA, NATIONAL
                    ASSOCIATION, as Agent


                         By: ___________________________
                         Title: ________________________


                         BANK OF AMERICA, NATIONAL
                    ASSOCIATION, as a Bank


                         By: ___________________________
                         Title: __________________________


                         THE CHASE MANHATTAN BANK


                         By: ___________________________
                         Title: ________________________

                         DEUTSCHE BANK AG, NEW YORK BRANCH
                         AND/OR CAYMAN ISLANDS BRANCH


                         By: ___________________________
                         Title: ________________________


                         By: ___________________________
                         Title: ________________________


                         FLEET NATIONAL BANK


                         By: ___________________________
                         Title: ________________________


                         THE HUNTINGTON NATIONAL BANK


                         By: ___________________________
                         Title: ________________________


                         ALLFIRST BANK


                         By: ___________________________
                         Title: ________________________


                         BANK OF MONTREAL


                         By: ___________________________
                         Title: ________________________


                         THE BANK OF NEW YORK


                         By: ___________________________
                         Title: ________________________

                         NATIONAL CITY BANK


                         By: ___________________________
                         Title: ________________________



                         WACHOVIA BANK, N.A.


                         By: ___________________________
                         Title: ________________________


                         THE FIFTH THIRD BANK


                         By: ___________________________
                         Title: ________________________


                         BANK ONE, N.A.


                         By: ___________________________
                         Title: ________________________


                         SUNTRUST BANK, CENTRAL FLORIDA,
                         NATIONAL ASSOCIATION


                         By: ___________________________
                         Title: ________________________

                                  SCHEDULE 2.1

                         COMMITMENTS AND PRO RATA SHARES
                         -------------------------------


BANK                                                          COMMITMENT        SHARE
----                                                          ----------        -----
Bank of America, National Association                        $ 35,000,000      17.5000%

The Chase Manhattan Bank                                     $ 25,000,000      12.5000%

Deutsche Bank AG                                             $ 25,000,000      12.5000%

Fleet National Bank                                          $ 18,000,000       9.0000%

The Huntington National Bank                                 $ 16,375,000       8.1875%

AllFirst Bank                                                $ 11,250,000       5.6250%

Bank of Montreal                                             $ 11,250,000       5.6250%

The Bank of New York                                         $ 11,250,000       5.6250%

National City Bank                                           $ 11,250,000       5.6250%

Wachovia Bank, N.A.                                          $ 11,250,000       5.6250%

The Fifth Third Bank                                         $ 9,375,000        4.6875%

Bank One, N.A.                                               $ 7,500,000        3.7500%

SunTrust Bank, Central Florida, National Association         $ 7,500,000        3.7500%

TOTAL                                                        $200,000,000         100%


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